Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--216, Defined Asset Funds (Michigan Insured, New Jersey Insured, New York and Virginia Trusts):

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-09625 of our opinion dated October 24, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
November 19, 1997